                                       FORM S-8

                                Registration Statement
                                        Under
                              The Securities Act of 1933


                             TREASURY INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)



    Delaware                                                        98-0160284
--------------------------------------------------------------------------------
(State or other                                                   (IRS Employer
jurisdiction of                                                    I.D. Number)
incorporation)


7040 Tranmere Drive, Mississauga, Ontario, Canada                     L5S 1L9
--------------------------------------------------------------------------------
(Address of Principal                                                (Zip Code)
 Executive Offices)


                               LEGAL SERVICES AGREEMENT
                               ------------------------
                               (Full Title of the Plan)


                                    Mr. James Hal
                             Treasury International, Inc.
                                 7040 Tranmere Drive
                                 Mississauga, Ontario
                                   Canada, L5S 1L9
                        --------------------------------------
                       (Name and address of agent for service)

                                    (905) 673-1700
              ----------------------------------------------------------
             (Telephone number including area code of agent for service)


Total Number of Pages:  9


Exhibit Index is on sequentially numbered page 5.

                           CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------

                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities                        offering       Aggregate      Amount of
to be           Amount to be      Price Per      offering       Registration
Registered      Registered        Unit           Price          Fee
--------------------------------------------------------------------------------

Common Stock    200,000 shares      $.25         $50,000          $15.15

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information

         On December 12, 1996 Treasury International, Inc. ("Registrant") entered into an agreement with its legal counsel ("Counsel") pursuant to which Counsel agreed to accept 200,000 shares of Registrant's Common Stock as compensation for $50,000 of legal services rendered to Registrant in connection with Registrant's efforts to effect certain corporate acquisitions provided Registrant registered such shares under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-8.


ITEM 2.  Registrant Information and Employee Plan Annual Information

         The Registrant shall provide Counsel, without charge, upon his written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Registrant shall also provide Counsel, without charge, upon his oral of written request, with all other documents required to be delivered to Consultant pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at 7040 Tranmere Drive, Mississauga, Ontario, Canada L5S 1L9.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Registrant's effective Registration Statement on Form 10-SB, as amended, File Number 0-28514 (the "Form 10"), which contains audited financial statements for Registrant's latest fiscal year;

         (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

         (c)  The description of Registrant's Common Stock contained in Part I,
Item 8, of the Form 10.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hofheimer Gartlir & Gross, LLP, counsel for the Registrant which has rendered an opinion on the validity of the securities being registered hereby, and a member of such firm each owns 150,000 shares of Registrant's Common Stock, and such firm and a member thereof are to receive the shares of Registrant's Common Stock being registered hereby.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporate Law ("GCL") of the State of Delaware empowers the Registrant, as a Delaware corporation, to indemnify its directors and officers under certain circumstances. Article Seventh of the Registrant's Certificate of Incorporation, and Article 7 of its By-Laws, each provides that the Registrant shall indemnify to the fullest extent permitted by Delaware law each person that such law grants the Registrant the power to indemnify.

         Article Seventh of the Registrant's Certificate of Incorporation, and
Article 7 of its By-Laws, each provides that the Company's directors shall not be liable to either the Registrant or its stockholders for monetary damages for breach of fiduciary duties unless the breach involves: (i) a director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the Registrant, or (iv) a transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable


ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

                                                           Page

    5         Opinion of Hofheimer Gartlir &
              Gross, LLP                                     8

    23.1      Consent of Hofheimer Gartlir &
              Gross, LLP, included in Exhibit 5              8

    23.2      Consent of Bromberg & Associate,
              Independent Certified Public
              Accountants                                    9


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes to:

              (1) File, during any period in which it offers or sells the securities registered hereby, a post-effective amendment to this Registration Statement to:

                     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events arising after the effective date of this Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or such amendment); and

                   (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

              (2) For the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) File a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the Registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Providence of Canada, on the 8th day of January, 1997.


                                       TREASURY INTERNATIONAL, INC.



                                       By: /s/ James Hal
                                           -------------------------------
                                           James Hal, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                 Title                              Date


/s/ James Hal                Principal Executive           January 8, 1997
--------------------         Officer and a Director
James Hal


/s/ Howard Halpern           Principal Financial           January 8, 1997
--------------------         Officer and Principal
Howard Halpern               Accounting Officer


/s/ Mark Halioua             Director                      January 8, 1997
--------------------
Mark Halioua


/s/ Robert Abourmad          Director                      January 8, 1997
--------------------
Robert Abourmad